EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-104572), pertaining to the Washington Gas Light Company Savings Plan of Washington Gas Light Company of our report dated June 28, 2010, with respect to the financial statements and supplemental schedule of the Washington Gas Light Company Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Mitchell & Titus, LLP
Washington, D.C.
June 29, 2010